                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    AMENDMENT TO APPLICATION OR REPORT FILED
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               TRC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                 1-9947                  06-0853807
-------------------------------   ----------------   ----------------------------
(State or other jurisdiction of   (Commission File   (IRS Employer Identification
          incorporation)              Number)                Number)

          5 Waterside Crossing
          Windsor, Connecticut                          06095
----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (860) 289-8631

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K, dated May 15, 2000, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRC COMPANIES, INC.

Dated:  July 14, 2000       By:        /s/ Harold C. Elston, Jr.
                                       -------------------------
                                          Harold C. Elston, Jr.
                               Senior Vice President and Chief Financial Officer
                                       (Chief Accounting Officer)

                               TRC COMPANIES, INC.

        AMENDMENT NO. 1 TO CURRENT REPORT, DATED MAY 15, 2000 ON FORM 8-K

On January 7, 2000, the registrant completed the acquisition of Hunter Associates, Inc., a civil engineering firm headquartered in Dallas, Texas. The acquisition has been accounted for using the purchase method of accounting. This transaction was reported in Item 2 of the Current Report, dated May 15, 2000, on Form 8-K. The purpose of the amendment is to provide the financial statements of the business acquired and the pro forma financial information required pursuant to Item 7.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS                                              Page

      A.     Financial statements of business acquired:
                 Hunter Associates, Inc. for the year ended
                 December 31, 1999 (with Report of Independent Accountants)                    3

      B.     Unaudited pro forma financial information:
                 TRC Companies, Inc. unaudited pro forma consolidated
                    financial statements:                                                     11

                      Unaudited Pro Forma Consolidated Statement of Operations
                         for the fiscal year ended June 30, 1999                              12

                      Unaudited Pro Forma Consolidated Statement of Operations
                         for the nine months ended March 31, 2000                             13

                      Notes to Unaudited Pro Forma Financial Information                      14

                             HUNTER ASSOCIATES, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1999


                                                                          Page

Report of Independent Accountants                                          4

Consolidated Statement of Income and Retained Earnings                     5

Consolidated Balance Sheet                                                 6

Consolidated Statement of Cash Flows                                       7

Notes to Consolidated Financial Statements                                 8

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders' and Board of Directors of TRC Companies, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income and retained earnings, and of cash flows present fairly, in all material respects, the financial position of Hunter Associates, Inc. and its subsidiary at December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

July 14, 2000

                             HUNTER ASSOCIATES, INC.

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED DECEMBER 31, 1999

REVENUE FROM ENGINEERING AND CONSULTING FEES        $ 4,722,295
                                                    -----------

    Less - Job costs:
        Salaries and payroll taxes                    1,232,076
        Outside services                                513,121
        Other                                           221,629
                                                    -----------
                                                      1,966,826
                                                    -----------
GROSS PROFIT                                          2,755,469
                                                    -----------

GENERAL AND ADMINISTRATIVE EXPENSES:
    Salaries and payroll taxes                          592,831
    Outside services                                    216,239
    Rent expense                                        193,498
    Employee retirement and insurance                   146,850
    Depreciation                                         55,879
    Other expenses                                      217,334
                                                    -----------
                                                      1,422,631
                                                    -----------
OPERATING INCOME                                      1,332,838

OTHER INCOME (EXPENSE):
    Interest income                                      19,738
    Other income                                         20,137
    Minority interest in net income of subsidiary       (68,637)
                                                    -----------
NET INCOME                                            1,304,076

Retained earnings, beginning of year                  1,821,153
Less distributions to shareholders                   (1,472,500)
                                                    ===========
RETAINED EARNINGS, END OF YEAR                      $ 1,652,729
                                                    ===========


See accompanying notes to consolidated financial statements.

                             HUNTER ASSOCIATES, INC.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

                                     ASSETS

CURRENT ASSETS:
    Cash                                                   $   44,785
    Accounts receivable, less allowance
       for doubtful accounts                                2,223,316
    Prepaid expenses                                           50,240
                                                           ----------
       Total current assets                                 2,318,341
                                                           ----------

PROPERTY AND EQUIPMENT:
    Office furniture and equipment                            320,564
    Computer software                                          47,097
                                                           ----------
                                                              367,661
    Less accumulated depreciation                             189,266
                                                           ----------
                                                              178,395
                                                           ----------
SECURITY DEPOSITS                                              12,483
                                                           ==========
          Total assets                                     $2,509,219
                                                           ==========

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

    Accounts payable                                       $   46,947
    Accrued expenses                                          137,655
    Billings in excess of revenue earned                      591,563
                                                           ----------
       Total current liabilities                              776,165
                                                           ----------

MINORITY INTEREST                                              79,325
                                                           ----------

SHAREHOLDERS' EQUITY:
    Common stock, $.10 par value,
       1,000,000 shares authorized, 94
       shares issued and outstanding                                9
    Additional paid-in capital                                    991
    Retained earnings                                       1,652,729
                                                           ----------
       Total shareholders' equity                           1,653,729
                                                           ----------
          Total liabilities and shareholders' equity       $2,509,219
                                                           ==========


See accompanying notes to consolidated financial statements.

                             HUNTER ASSOCIATES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                $ 1,304,076
    Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation                                              55,879
         Minority interest in net income of subsidiary             68,637
         Changes in assets and liabilities:
           Increase in accounts receivable                       (186,601)
           Increase in prepaid expenses                            (7,661)
           Increase in security deposits                           (3,481)
           Decrease in accounts payable                           (73,273)
           Increase in accrued expenses                            51,619
           Increase in billings in excess of revenue earned       340,822
                                                              -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                       1,550,017
                                                              -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment                          (119,326)
                                                              -----------
NET CASH USED IN INVESTING ACTIVITIES                            (119,326)
                                                              -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distribution to shareholders                               (1,472,500)
    Distribution to holders of minority interest                  (77,500)
                                                              -----------
NET CASH USED IN FINANCING ACTIVITIES                          (1,550,000)
                                                              -----------
DECREASE IN CASH                                                 (119,309)
Cash, beginning of year                                           164,094
                                                              ===========
CASH, END OF YEAR                                             $    44,785
                                                              ===========


              See accompanying notes to consolidated financial statements.

                             HUNTER ASSOCIATES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1.       ACCOUNTING POLICIES:

         A. The consolidated financial statements include the accounts of Hunter Associates, Inc. and its ninety-five percent owned subsidiary partnership, Hunter Associates Texas, Ltd., collectively referred to as the Company. The limited partners, whose ownership aggregates five percent, are all shareholders of Hunter Associates, Inc. Intercompany transactions and balances have been eliminated in consolidation.

         B. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         C. Property and equipment are stated on the basis of cost. Major improvements and betterments to existing equipment are capitalized. Maintenance and repairs are charged to expense as incurred.

              The Company provides for depreciation of property and equipment on the straight-line method using estimated useful lives of five to seven years. Accelerated methods are used for income tax purposes.

         D. The Company uses the percentage of completion method of accounting to recognize revenue on contracts. Under this method, the percentage of the cost incurred to date to the total estimated cost is used to determine the portion of the contract amount which is considered earned. At the time a loss on a contract becomes known, the full amount of the projected loss is recognized.

              On contracts where billings are in excess of revenue earned, the excess is presented on the balance sheet as a current liability.

         E. The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal and state income taxes on its taxable income. Instead, the shareholders are liable for individual taxes on their respective shares of common stock of the Company.

         F. The Company participates in a multiple-employer profit sharing plan under which most full-time and many part-time employees become participants following six-months of employment, and a 401(k) plan in which the same employees may elect to contribute up to 15% of their earnings, subject to certain limits. The Company contributes 30% of the amount contributed by each employee.

              The Company may make at its sole discretion annual contributions to those plans on behalf of all eligible employees, including those who have not elected to contribute to the 401(k) plan. The Company's contributions to the plans for the year ended December 31, 1999 were $40,195.

         G. In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This standard requires that the Company recognize derivatives on the balance sheet at fair value. In June 1999, the statement's effective date was delayed by one year, and it will be effective January 1, 2001. The Company believes that adoption of this standard will not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2.       ACCOUNTS RECEIVABLE:

Accounts receivable at December 31, 1999 consists of the following:

     Amounts billed                         $1,821,669
     Unbilled costs                            589,668
                                            ----------
                                             2,411,337
     Less allowance for doubtful accounts      188,021
                                            ----------
                                            $2,223,316
                                            ==========

Management expects that substantially all unbilled costs will be billed and collected in the subsequent year.

NOTE 3.       MAJOR CUSTOMERS:

During the year ended December 31, 1999, revenue from two customers amounted to approximately $1,340,000 and $470,000, which represents 27% and 10% of total revenue, respectively.

NOTE 4.       LEASE COMMITMENTS:

The Company is obligated at December 31, 1999 under long-term real estate leases expiring at various dates through 2005. Certain leases provide renewal options and require that the Company pay adjustments for property taxes, insurance and utilities. Rental expense was $193,498 for the year ended December 31, 1999.

Minimum lease obligations payable in future years are as follows:

      2000            $  204,392
      2001               203,281
      2002               185,926
      2003               175,229
      2004               176,631
      2005                14,719
                       =========
                      $  960,178
                       =========

NOTE 5.       RELATED PARTY TRANSACTIONS:

Prior to July 1, 1999, substantially all administrative and technical support functions were provided to the Company by personnel employed by other entities owned by the Company's shareholders. After July 1, 1999, substantially all employees of such entities became employees of the Company. For the year ended December 31, 1999, the Company paid approximately $285,000 for those support functions. In addition, during the year ended December 31, 1999 the Company charged other entities owned by the Company's shareholders approximately $53,000 for the use of a portion of the Company's facilities.

NOTE 6.       SUBSEQUENT EVENT:

On January 7, 2000, TRC Companies, Inc. acquired 100% of the outstanding common stock of Hunter Associates, Inc. and the limited partners interest in Hunter Associates Texas, Ltd. The purchase price of approximately $3.4 million, consisted of $2.8 million in cash, 25,000 shares of TRC common stock and a five year warrant to purchase 20,000 shares of TRC common stock at $7.81 per share. Additional payments could be made based upon certain revenue objectives achieved in each of the next three years.

                               TRC COMPANIES, INC.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT INFORMATION


The accompanying unaudited pro forma consolidated statements of operations for the fiscal year ended June 30, 1999 and for the nine months ended March 31, 2000, reflect the historical results of operations of TRC Companies, Inc. (TRC) adjusted to reflect the acquisition of Hunter Associates, Inc. (Hunter) using the purchase method of accounting, as if the acquisition had occurred at the beginning of the most recent fiscal year presented. The pro forma adjustments are described in the notes following the unaudited pro forma financial statement information.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only. The pro forma results from operations are not necessarily indicative of what would have resulted had the acquisition occurred on the dates indicated, nor does the unaudited pro forma financial information purport to be indicative of results of operations which may occur in the future. The Company believes that it has used reasonable methods in the preparation of this financial statement information.

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1999
                                   (unaudited)

                                               As reported                        Pro forma
                                            ----------------     -----------------------------------
                                              TRC     Hunter     Adjustments    Notes     Combined
                                            -------   ------     -----------   ------   ------------
(in thousands, except per share data)

Gross revenue                               $78,223   $ 4,317    $     --                 $82,540
    Less subcontractor costs
       and direct charges                    20,890       674          --                  21,564
                                            -------   -------    --------                 -------
Net service revenue                          57,333     3,643          --                  60,976
                                            -------   -------    --------                 -------

Operating costs and expenses:
    Direct labor and fringe benefit costs    26,075     1,504          --                  27,579
    Indirect costs and expenses              21,998     1,162          --                  23,160
    General and administrative expenses       2,462        --          --                   2,462
    Depreciation and amortization             2,468        42          97       (a)         2,607
                                            -------   -------    --------                 -------
                                             53,003     2,708          97                  55,808
                                            -------   -------    --------                  ------

Income from operations                        4,330       935         (97)                  5,168

Interest expense                                507        --         227       (b)           734
                                            -------   -------    --------                 -------
Income before taxes                           3,823       935        (324)                  4,434

Federal and state income tax provision        1,376        --         220       (c)         1,596
                                            =======   =======    ========                 =======
Net income                                  $ 2,447   $   935    $   (544)                $ 2,838
                                            =======   =======    ========                 =======

Earnings per share:
    Basic                                   $   .36                                       $  .42
    Diluted                                     .36                                          .41
                                            =======                                       ======

Average shares outstanding:
    Basic                                     6,782                    25       (d)        6,807
    Diluted                                   6,839                    25       (d)        6,864
                                            =======              ========                 ======

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000
                                   (unaudited)

                                                   As reported (1)                        Pro forma
                                                ---------------------    --------------------------------------
                                                  TRC         Hunter      Adjustments    Notes       Combined
                                                ---------    --------    ------------   -------   -------------
(in thousands, except per share data)

Gross revenue                                   $  81,635    $   2,407    $       -                 $ 84,042
    Less subcontractor costs
       and direct charges                          23,443          191            -                   23,634
                                                ---------    ---------    ---------                 --------
Net service revenue                                58,192        2,216            -                   60,408
                                                ---------    ---------    ---------                 --------

Operating costs and expenses:
    Direct labor and fringe benefit costs          26,079          748            -                   26,827
    Indirect costs and expenses                    22,311          790            -                   23,101
    General and administrative expenses             2,162            -            -                    2,162
    Depreciation and amortization                   1,984           26           49        (a)         2,059
                                                ---------    ---------    ---------                 --------
                                                   52,536        1,564           49                   54,149
                                                ---------    ---------    ---------                 --------

Income from operations                              5,656          652          (49)                   6,259

Interest expense                                      686            -          113        (b)           799
                                                ---------    ---------    ---------                 --------
Income before taxes                                 4,970          652         (162)                   5,460

Federal and state income tax provision              1,789            -          177        (c)         1,966
                                                =========    =========    =========                 ========
Net income                                      $   3,181    $     652    $    (339)                $  3,494
                                                =========    =========    =========                 ========

Earnings per share:
    Basic                                       $     .47                                           $    .51
    Diluted                                           .45                                                .49
                                                =========                                           ========

Average shares outstanding:
    Basic                                           6,800                        25        (d)         6,825
    Diluted                                         7,116                        25        (d)         7,141
                                                =========                 =========                 ========

(1) The as reported statement of operations for Hunter reflects results for the six months ended December 31, 1999. The as reported statement of operations for TRC includes Hunter's results for the three months ended March 31, 2000.

                               TRC COMPANIES, INC.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION



     a. Adjustment to reflect amortization of costs in excess of the fair value of the net assets acquired on a straight-line basis over twenty years and additional depreciation expense related to the write-up of certain assets to estimated fair value using estimated lives of five to seven years.

     b. Adjustment to record additional interest expense resulting from additional bank borrowings in connection with the acquisition.

     c. Adjustment to income tax provision to reflect the tax effect of adjustments (a) and (b) and the termination of Hunter's Subchapter S income tax status.

     d. Adjustment to reflect issuance of 25,000 shares of TRC common stock in connection with the acquisition.